AXA EQUITABLE LIFE INSURANCE COMPANY

APPLICATION FOR EQUI-VEST STRATEGIES (SERIES 901) GROUP FLEXIBLE PREMIUM COMBINATION FIXED AND VARIABLE DEFERRED ANNUITY CONTRACT

(Consisting of Parts A and B)

Part A

Section I - Application and Agreement for Participation in EQUI-VEST® Strategies Contract

Type of EQUI-VEST Contract	☐ TSA 403(b) Public School ☐ TSA 501(c)(3) ☐ TSA Higher Education (Colleges and Universities) Is the Plan subject to ERISA? ☐Yes ☐No (*Note: A governmental entity including a Public School is not subject to ERISA*)
Employer and Plan Information	Employer's Name: ______________________________ Employer's Address: ______________________________ Number and Street ______________________________ Attention ______________________________ City State Zip Code Employer's Tax Payer Identification Number: ______________________ Plan Name: ______________________________ Plan Contact Person Name: ______________________________ Telephone Number: ________________extension__________
Key Financial Professional's Code Number	Code Number: ________________ CV #: __________ ***(For Internal Use Only)***
Plan Effective Date	*Indicate the date the Plan went into effect.* Year________Month________Day________

Administrative Charge Payment	Annual Administrative Charge for each Certificate on the last day of each Participation Year is to be: ☐ Deducted from each Participant's Account Value ☐ Paid by the Employer *Note: Plans that elect to pay the annual administrative charge must have a minimum of 5 Participants at the time the Unit is established.*
Loan Information	Does the Plan permit Participants to take Loans? ☐Yes ☐No
Hardship Withdrawal Information	Does the Plan permit Participants to take Hardship Withdrawals? ☐Yes ☐No
Catch-Up Contributions	Does the Plan permit Catch-Up Contributions? (select one box only) ☐ Age 50 ☐ 15 Years of Service ☐ Both Age 50 and 15 Years of Service ☐ None
Direct Rollovers, Transfers and Exchanges	Does the Plan permit: Direct Rollover Contributions ☐Yes ☐No Plan-to-Plan Direct Transfer Contributions ☐Yes ☐No Direct Transfer Contributions that are Contract Exchanges under the same Plan ☐Yes ☐No If Contract Exchanges are permitted, indicate the vendors with whom they can be made: ☐ All vendors named in the Plan for Contributions, Transfers and Exchanges ☐ Only those vendors named in the Plan for Transfers and Exchanges ☐ Other (specify): ____ *Indicate on the 403(b) Plan Approved Provider List on page 11, all vendors that are approved 403(b) Contract providers under the Plan for accepting Transfers and Exchanges.*
Payouts Permitted Under the Plan	Indicate all methods of payout that are permitted under the Plan (Not to exceed single or joint life expectancy): ☐ All payout methods available under the Plan's funding vehicles ☐ Single Sum ☐ Periodic Payment ☐ Annuity Payments ☐ Other (specify): ______________________________________
Existing Plan Assets	Upon takeover, are existing Plan assets being transferred to an unallocated account maintained by the Contract until such Plan assets can be allocated to the Certificates of the Participants? ☐Yes ☐No

Sources of Contribution	Indicate which sources (Contribution types) can be made under this Plan. *A maximum of 8 sources will be available for each Plan.* ***For Internal Use Only*** *i.* Employee Salary Reduction Contributions (Elective Deferral Contributions): Contributions under a salary reduction agreement that an employee enters into with the Employer under the Plan. (For periodic Contributions and/or transfers of the same type from other funding vehicles maintained by the Plan.) *a.* ☐ Pre-Tax Contributions **O** *b.* ☐ Designated Roth Contributions **H** *ii.* ☐ Employer Qualified Non-Elective and Qualified Matching Contributions: **V** Contributions made by the Employer to meet the requirements of the nondiscrimination tests set forth in the Code. ***(Only applicable for ERISA Plans)*** *iii.* ☐ Employee Non-Roth After Tax Contributions: **I** Amounts reported by the Employer as having Non-Roth post-tax consequences under section 415 of the Code. (Includes loan repayment post-default – see Loan Information) *iv.* ☐ Employer Matching Contributions: **J** Employer Contributions matching Employee Contributions under the terms of the Plan. (For periodic contributions and/or transfers from other funding vehicles maintained by the Plan.) *v.* ☐ Employer Non-Matching Discretionary Contributions: **L** *vi.* ☐ Rollover Contributions: **8** Contributions of eligible rollover distributions directly or indirectly from eligible retirement Plans under the Code. *vii.* ☐ Designated Roth Rollover Contributions: **Z** Contributions of eligible Roth rollover distributions directly or indirectly from eligible retirement Plans under the Code. *viii.* ☐ 403(b)(7) Employee Salary Deferrals – Pre Tax: **G** (Direct Transfer of amounts that were custodial accounts maintained for the Participants by the Plan). *ix.* ☐ 403(b)(7) Employer Contributions: **4** (Direct Transfer of amounts that were custodial accounts maintained for the Participants by the Plan).
Vesting Schedule	Does your Plan document specify a vesting schedule for Employer Contributions? ☐Yes ☐No If yes, please indicate the vesting schedule for your Plan:

	☐	☐	☐	☐	☐	☐	☐
Period of Vesting Service	Schedule **A**	Schedule **B**	Schedule **C**	Schedule **D**	Schedule **E**	Schedule **F**	Schedule **G** TBD by Client
< 1 Year	0%	0%	0%	0%	0%	0%	
1 - 2 Years	100%	0%	0%	0%	0%	0%	
2 - 3 Years	100%	100%	0%	0%	0%	20%	
3 - 4 Years	100%	100%	100%	0%	0%	40%	
4 - 5 Years	100%	100%	100%	100%	0%	60%	
5 - 6 Years	100%	100%	100%	100%	100%	80%	
6 Years or >	100%	100%	100%	100%	100%	100%	

Frequency of Plan Contributions	☐Monthly ☐Semi-Monthly ☐Bi-Weekly
Designated Plan Administrator **(If other than the Employer)**	Name of Plan Administrator ________ Telephone Number Address ________ City ________ State ________ Zip Code Contact Person Name, Title ________ Email Address ________ Fax Number
Designated Plan Administrator Fee	If a Designated Plan Administrator is indicated, the Plan Administrator's fee is to be deducted from each Participant's Account Value: ☐Yes ☐No If yes, indicate amount for each Participant: $ ___________ Frequency: ☐ Annually ☐ Quarterly ☐ Monthly
Transaction Authorization	Please indicate whether or not Participants are authorized to execute the following transactions without the Employer's approval: Investment Option Transfers ☐Yes ☐No Allocation Changes ☐Yes ☐No Withdrawals (Hardship, Third Party Transfers) ☐Yes ☐No Loans ☐Yes ☐No Surrenders (Full termination) ☐Yes ☐No
Authorization Information	If Employer's approval is required for any of the items above, please provide us with the following: The individual(s) authorized to approve transaction(s) (i.e. loans, withdrawals etc.) is (are): Name: ________ Signature: ________ Telephone Number: ________ Effective Date: ________
Investment Options	Please select the investment option method that will be available to Plan Participants (select only one): (a) ☐ Make their own investment choices (*Either Maximum Transfer Flexibility, or Maximum Investment Option Choice)* (b) ☐ Have Maximum Transfer Flexibility (c) ☐ Have Maximum Investment Option Choice

Section II – Plan Location and Contribution Reminder Statement Information
Note: This Section must be completed if the Plan wants to receive Contribution Reminder Statements. If the Plan has more than one location that wants to receive a Contribution Reminder Statement, a fully completed Section II is required for each location designated. *A copy of Section II may be reproduced locally.*

Plan Location Information	Does the location request Contribution Statements? ☐Yes ☐No Is the Location Name the same as the Employer Name? ☐Yes ☐No Is the Location Address the same as the Employer Address? ☐Yes ☐No If either the Location Name or Address is different from the Employer Name or Address please complete the following: Location Name: ____________________ Attention of: ____________________ Location Address: ____________________ Number and Street ____________________ City State Zip Code
Contribution Statements	Information for the Contribution Statements: a. Contribution Due Date (choose the 1st through 28th of the month) Month __________ Day ______________ b. Please indicate the frequency in which Contribution Statements are to be forwarded to you. ☐Monthly ☐Semi-Monthly ☐Bi-Weekly *Please note: The contribution frequency does not have to be the same for* ***all*** *locations.* c. Indicate how you wish to have the Contribution Statement produced: ☐Alphabetical order ☐Certificate Number order ☐Social Security Number order d. Do you want the contribution amount(s) to be printed on the Contribution Statements? ☐Yes ☐No
Location Contact Information	Location Contact Person: ____________________ Location Contact Person's Telephone Number ____________________extension________
Mailing Information	Confirmation Notices and Statements of Account will be mailed to the Participants.

FOR PROCESSING USE ONLY:

PLAN ID: ________________LOCATION_______________

Section III – Trust Participation and Contract Holder Information

Trust Participation and Contract Holder Information **(Generally for ERISA Plans)**	The Employer and Plan Trustee hereby adopt and agree to participate in the Group Variable Deferred Flexible Premium Annuity Trust of AXA Equitable Life Insurance Company ("Trust") its successors and assignees. ☐ Yes ☐ No *(Note: If yes, the "Trust" will be the Contract Holder.)* If the response above is no, specify the name of Contract Holder to be designated under the Contract: (check the appropriate box) (i) ☐ The Employer identified on page 1 (ii) ☐ Other (Please Specify) ______________________________ Name of the Trust: ______________________________ Address of the Trust: ______________________________ Street and Number ______________________________ City State Zip

Section IV – Basic Installation Information

Administration Information	Type of Employer Organization: ☐Church Group ☐Hospital ☐Healthcare Organization ☐City College / University ☐Public School ☐State College/ University ☐Post-Secondary School ☐IRC 501(c)(3) Organization ☐Vocational School ☐Governmental Entity ☐Other: ______________________________ Please Specify Has the Employer's legal counsel and/or advisor determined that there are no local or state laws, rules and/or regulations which prohibit the investment of Plan assets in the Contract and in the Investment Options indicated on **Attachment A** of this application? ☐Yes ☐No

Part B

Certain Contract Provisions	**I.** ***Investment Options*** - (*Contract Section 2.01*) **The Investment Options currently available under the Contract are listed in Attachment A.** One of the following two methods for selecting your Investment Options is available under the Contract: 1) *Maximum Investment Options*: Participants may allocate Contributions or transfer funds to both Type A and Type B Investment Options. The Options currently available are listed in Attachment A (the *Investment Options Chart*). However, there will be restrictions on the amounts that can be transferred out of the Guaranteed Interest Option. 2) *Maximum transfer flexibility*: Participants may allocate Contributions to any available Investment Options under Type A. No restrictions will apply to amounts that can be transferred out of the Guaranteed Interest Option. **II.** ***Guaranteed Interest Option*** – (*Contract Section 2.02*) Minimum Guaranteed Interest Rate: Not less than 1% and not more than 3%. **III.** ***Minimum Aggregate Contributions (on an annual basis)*** – (*Contract Section 3.01*) $0 - $5 Million ***Allocations – (Contract Section 3.02)*** Restrictions on Allocations into the Guaranteed Interest Option: • No more than 50% of any contribution may be allocated to the Guaranteed Interest Option. We may suspend these transfer restrictions upon notice to you. We will advise you of any such liberalization. We will also advise you at least 45 days in advance of the day we intend to reimpose any such restrictions, unless we have previously specified that date when we notified you of the liberalization. **IV.** ***Transfer Rules*** – (*Contract Section 4.02*) The provisions of Section 4.02 of the Contract shall govern except that the maximum percentage of the amount in the Guaranteed Interest Option, which may be transferred, as described in Section 4.02 of the Contract, is the greater of 25% or the total amount transferred during the previous twelve months. Restrictions on Transfers into the Guaranteed Interest Option: • Transfers into the Guaranteed Interest Option will not be permitted if it would result in more than 50% of the Annuity Account Value to be in the Guaranteed Interest Option. We may suspend these transfer restrictions upon notice to you. We will advise you of any such liberalization. We will also advise you at least 45 days in advance of the day we intend to reimpose any such restrictions, unless we have previously specified that date when we notified you of the liberalization. **V.** ***Withdrawal Charges*** – (*Contract Section 9.01*) For Plans subject to a Withdrawal Charge, each Participation Year, the Participant is permitted to withdraw up to 10% of the Annuity Account Value (plus any prior withdrawals and associated withdrawal charges in the current Participation Year, and less any amount in the Loan Reserve Account) without incurring a Withdrawal Charge. The Withdrawal Charge will be assessed as a percentage of the amount withdrawn starting from the Participation Date of each Participant's Certificate as follows: • **10 Years:** 6%, 6%, 6%, 6%, 6%, 5%, 4%, 3%, 2%, 1%, **or** • **7 Years:** 6%, 6%, 5%, 4%, 3%, 2%, 1%, **or** • **5 Years:** 5%, 5%, 5%, 5%, 5%, **or** • **None, or**

The Withdrawal Charge will be assessed as a percentage of each Contribution withdrawn attributable to Contributions made during the current and five prior Participation Years based on the following percentages:

- 5%, 5%, 5%, 5%, 5%, 5%, **or**
- 5%, 5%, 5%, 5%, 5%, 5% until the beginning of the 13th Participation Year, **or**

The Withdrawal Charge will be assessed as a percentage of the amount withdrawn from each Participant's Certificate starting from the Contract Date of the Group Contract as follows:

- **5 Years:** 5%, 5%, 5%, 5%, 5%
- **3 Years:** 6%, 6%, 6%

No withdrawal charge will apply when:
(Standard Waivers)

1) after 5 Participation Years, the Participant reaches age 55 and severs from employment; or
2) the later of the completion of at least five Participation Years and the Participant's attainment of 59 ½; or
3) a request is made for a refund of a Contribution in excess of the amount that may be contributed under Section 403(b) of the Code within one month of the date on which the Contribution is made; or
4) the Participant's attainment of age 55, the completion of at least five Participation Years and the receipt by AXA Equitable of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase an eligible Annuity Certain; or
5) the Participant's completion of at least three Participation Years and the receipt by AXA Equitable of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase a Period Certain Annuity, where the certain period of such annuity is least ten years; or
6) the receipt by AXA Equitable of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase a life annuity distribution, pursuant to the terms of this Contract; or
7) the Participant dies and a death benefit is payable to the Beneficiary; or
8) the withdrawal is made to satisfy minimum distribution requirements under Code Section 401(a)(9); or
9) the Participant elects a withdrawal that qualifies as a hardship withdrawal under the Code; or
10) the Participant has qualified to receive Social Security disability benefits as certified by the Social Security Administration or the Participant is totally disabled. Total disability is the incapacity of the Participant, resulting from injury or disease, to engage in any occupation for remuneration or profit. Such total disability must be certified as having been continuous for a period of at least six months prior to notice of claim and the Participant must continue to be deemed totally disabled. Written notice of claim must be given to AXA Equitable during the lifetime of the Participant and during the period of total disability prior to each withdrawal. Along with the notice of claim, the Participant must submit acceptable proof of disability. Such proof of disability must be either (a) evidence of Social Security disability determination or (b) a statement from an independent U.S. licensed physician stating that the Participant meets the definition of total disability as stated above. Such certification must be resubmitted every 12 months. Failure to furnish proof of disability within the required time will not reduce any claim if it was not reasonably possible to give proof within such time. Provided such proof is furnished as soon as reasonably possible in no event, except in the absence of legal capacity, later than one year from the time proof is otherwise required; or
11) AXA Equitable receives proof satisfactory to us that the Participant's life expectancy is six months or less, and such proof must include, but is not limited to, certification by a licensed physician; or
12) the Participant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:
    - its main function is to provide skilled, intermediate, or custodial nursing care;
    - it provides continuous room and board to three or more persons;

- it is supervised by a registered nurse or licensed practical nurse;
- it keeps daily medical records of each patient;
- it controls and records all medications dispensed; and
- its primary service is other than to provide housing for residents].

The withdrawal charge will apply if the condition as described in items 10 through 12 existed at the time the [Participant's Certificate is issued][Contract is issued] or if the condition began within the 12 month period following the issuance of the [Participant's Certificate][Contract].

(Benefit Sensitive Waiver)

13) the Participant severs from employment.

VI. ***Third Party Transfer*** (*Contract Section 9.02*)

Currently $25. AXA Equitable reserves the right to charge a maximum of $65 for each occurrence of a withdrawal for any reason, to cover administrative processing costs.

VII. ***Annual Administrative Charge*** - (*Contract Section 9.04*)

If applicable, the annual administrative charge will be deducted from each certificate on the last day of each Participation Year as follows:

- The lesser of 2% of the annuity account value plus any prior withdrawals made during the Participation Year or $30; waived at an annuity account value of $15,000 or more, or
- The lesser of 2% of the annuity account value plus any prior withdrawals made during the Participation Year or $30; waived at an annuity account value of $25,000 or more, or
- The lesser of 2% of the annuity account value plus any prior withdrawals made during the Participation Year or $15; waived at an annuity account value of $15,000, or more, or
- The lesser of 2% of the annuity account value plus any prior withdrawals made during the Participation Year or $15; waived at an annuity account value of $25,000, or more, or
- None

VIII. ***Variable Separate Account Charge*** *– (Contract Section 9.06)*

0.00% - 2.00%

IX. ***Participant Accounts*** *(Contract Section 8.01)* ***and Termination of the Contract*** *– (Contract Section 11.08)*

Participant consent is required for the Employer to make withdrawals from or terminate a Participant's account under the Contract. It is the Employer's responsibility to obtain Participant consent.

403(b) Plan Approved Provider List	**The Vendor(s) named below is/are the approved 403(b) Contract Provider(s) under the Employer's Plan for ongoing Contributions and/or the acceptance of Transfers & Exchanges until notified otherwise.** **Important Note:** The Provider contact information entered below must be for the vendor's service/processing office, not that of the Financial Professional representing the vendor.

Contact Information

Provider Name/Address	Name / Email *(required)* / Phone / Fax	Payroll Deduction Contributions	Transfers	Exchanges
AXA Equitable EQUI-VEST Processing Office 100 Madison Street, Suite 1000 Syracuse, NY 13202	AXA Equitable 403(b) Desk Ph. (315) 477-4156 or (315) 477-4157 Fax (315) 477-2858 Email: 403bdesk@axa-equitable.com	❑	❑	❑
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Acknowledgements and Agreement	When you sign this Application, you are agreeing to the elections that you have made in this Application and acknowledge that you understand the terms and conditions set forth in this Application.

By signature(s) below of duly authorized person(s), the Employer and or the Trustee(s) if applicable, hereby:

1. acknowledge having received and read the most current EQUI-VEST Strategies Prospectus and the Prospectus Supplement(s) for participation under the Contract.

2. acknowledge, understand and agree to: the elections made in this application, the various levels of fees, charges, and funding arrangements under the Contract.

3. acknowledge and represent that the Plan meets the requirements of Section 403(b) of the Internal Revenue Code and is sponsored by an eligible Employer, and further acknowledge if the answer to the question (page 1) in Part A, states so, that the Plan is subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA);

4. apply for participation in the Contract as funding vehicle for the Plan;

5. agree to be bound by the terms and conditions of the Contract;

6. acknowledge and understand that no Financial Professional of AXA Advisors, LLC, or agent of AXA Network, LLC., has authority to make or modify any contract or agreement on AXA Equitable's behalf, or to waive or alter any of AXA Equitable's rights or requirements; and

7. acknowledge and agree that the provisions contained in this Application and the Contract issued upon acceptance of this Application by AXA Equitable supersede all prior agreements that may have previously been entered into between the Employer and AXA Equitable.

8. acknowledge, understand and agree that all forfeiture funds, if any, will be re-allocated among remaining Participants to offset future Employer contributions.

9. acknowledge, understand and agree that assets transferred from a prior funding vehicle are received by AXA Equitable, such assets will be deposited as one lump sum to an Unallocated Account in the Guaranteed Interest Option. Assets shall remain in this account until all forms are completed and until all information needed to complete the transfer is received by AXA Equitable. With respect to each Participant, AXA Equitable will allocate amount to each Participant's Certificate only after you provide instructions that are acceptable and necessary in order to complete the allocation process. Once all the necessary information is received and has been determined to be acceptable by AXA Equitable, AXA Equitable will allocate such amounts to each Participant's Certificate. You are solely responsible for effectuating the asset transfer in accordance with all applicable laws and regulations.

10. understand that by identifying the Designated Plan Administrator (page 4) and signing below, the Employer and or the Trustee(s) are authorizing AXA Equitable to provide information regarding the Plan and Plan Participants to them.

11. understand that the Annuity Account Value attributable to allocations to the Investment Options may increase or decrease and are not guaranteed as to dollar amount.

12. understand that the Guaranteed Withdrawal Benefit for Life (GWBL) feature may be of limited use if the Participant does not take withdrawals. In addition, unless the Participant elects the RMD Automatic Option and complies with the conditions set forth in the Contract, the GWBL feature when elected in conjunction with TSA Contracts may have limited usefulness because partial withdrawals made to satisfy minimum distribution rules might reduce the Income Base.

	FOR CONTRACT HOLDER(S):*(If the Contract Holder* ***is*** *the Employer or the Trust as defined in Section III, complete (a) below; If the Contract Holder* ***is other than*** *the Employer or the Trust, complete (a)* ***and*** *(b) below.)* **(a)**____ **Print Name of Authorized Individual/Employer City State** **By**____ **Signature and Title of Authorized Individual/Employer Date** **(b)**____ **Print Name of Authorized Individual/Trustee City State** **By**____ **Signature and Title of Authorized Individual/Employer Date**
Accepted for AXA Equitable **(To be completed by the AXA Equitable Processing Office)**	**ACCEPTED FOR AXA EQUITABLE:** ________________________ **By**________________________ Print Name of Authorized Signatory Signature of Authorized Signatory Effective Date: ________________ Group Annuity Contract No.______________ A copy of the Contract, the Application, including Parts A and B (including the Contract Charges), and Investment Options Chart, will be signed by AXA Equitable and returned to the Contract Holder after review. All returned documents will govern the operation of the Contract. Initial contributions will be accepted by AXA Equitable only after installation documents have been approved by AXA Equitable's Processing Office.

Attachment A - Investment Options Chart

Type B	*Type A*
AXA Conservative Allocation	Guaranteed Interest Option
AXA Conservative-Plus Allocation	AXA Aggressive Allocation
EQ/Caywood-Scholl High Yield Bond	AXA Moderate Allocation
EQ/Core Bond Index	AXA Moderate-Plus Allocation
EQ/Evergreen International Bond	EQ/AllianceBernstein Common Stock
EQ/Franklin Income	EQ/AllianceBernstein International
EQ/Intermediate Government Bond Index	EQ/AllianceBernstein Small Cap Growth
EQ/Long Term Bond	EQ/BlackRock Basic Value Equity
EQ/Money Market	EQ/BlackRock International Value
EQ/PIMCO Real Return	EQ/Boston Advisors Equity Income
EQ/Quality Bond PLUS	EQ/Calvert Socially Responsible
Multimanager Core Bond	EQ/Capital Guardian Growth
Multimanager High Yield	EQ/Davis New York Venture
	EQ/Equity 500 Index
	EQ/Franklin Small Cap Value
	EQ/Franklin Templeton Founding Strategy
	EQ/GAMCO Small Company Value
	EQ/International Core PLUS
	EQ/JPMorgan Value Opportunities
	EQ/Large Cap Core PLUS
	EQ/Large Cap Growth Index
	EQ/Large Cap Growth PLUS
	EQ/Large Cap Value PLUS
	EQ/Lord Abbett Growth and Income
	EQ/Lord Abbett Mid Cap Value
	EQ/Marsico Focus
	EQ/Mid Cap Index
	EQ/Mid Cap Value PLUS
	EQ/Montag & Caldwell Growth
	EQ/Mutual Shares
	EQ/Oppenheimer Global
	EQ/Oppenheimer Main Street Opportunity
	EQ/Oppenheimer Main Street Small Cap
	EQ/Small Company Index
	EQ/Templeton Growth
	EQ/T. Rowe Price Growth Stock
	EQ/Van Kampen Comstock
	EQ/Van Kampen Emerging Markets Equity
	EQ/Van Kampen Mid Cap Growth
	Multimanager Health Care
	Multimanager International Equity
	Multimanager Large Cap Value
	Multimanager Mid Cap Growth
	Multimanager Mid Cap Value
	Multimanager Small Cap Growth
	Multimanager Small Cap Value
	Multimanager Technology
	Target 2015 Allocation
	Target 2025 Allocation
	Target 2035 Allocation
	Target 2045 Allocation